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                                                                 Exhibit (a)(1)

                        THE EXPLORER INSTITUTIONAL TRUST
                      AGREEMENT AND DECLARATION OF TRUST


        AGREEMENT AND DECLARATION OF TRUST made at Oakbrook Terrace, Illinois, this 30th day of September, 1994, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

        WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

        WHEREAS, this Trust is authorized to issue its shares of beneficial interest in separate series, each separate series to be a sub-trust hereunder, all in accordance with the provisions hereinafter set forth; and

        WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

        NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust or sub-trusts created hereunder as hereinafter set forth.

                                    ARTICLE I

                                    The Trust

        1.1 Name. This Trust shall be known as the "The Explorer Institutional Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

        1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

        The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote", "Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

        "Declaration" shall mean this Declaration of Trust as amended from time to time.

        "Fundamental Policies" shall mean the investment policies and restrictions as set forth from time to time in the Prospectus of the Trust or any Series and designated as fundamental policies therein. "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not all entities, and governments and agencies and politic subdivisions thereof.

        "Prospectus shall mean the currently effective Prospectus of the Trust or of any Series under the Securities Act of 1933, as amended.


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        "Series" shall mean the separate sub-trusts that may be established and designated as series pursuant to Section 6.2 or any one of such sub-trusts.

        "Shareholders" shall mean as of any particular time the holders of record of outstanding Shares at such time.

        "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in any Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all Series as the context may require.

        "Trust" shall mean the Trust established by this Declaration, as amended from time to time, inclusive of each and every sub-trust established as a Series hereunder.

        "Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

        "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees in such capacity.

        The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

                                   ARTICLE 11

                                    Trustees

        2.1. Number and Qualification. The number of Trustees shall be given from time to time by written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three or more than eleven. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Trustees need not own Shares and may succeed themselves in office.

        2.2 Term and Election. Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 2.4 hereof, the Trustees shall be elected by written ballot at the initial meeting of Shareholders. Subject to Section 2.4 hereof, each Trustee named herein, or elected or appointed pursuant to the terms hereof shall hold office until his successor has been elected at such meetings and has qualified to serve as Trustee. Election of Trustees shall be by the affirmative vote of the holders of a plurality of the Shares present in person or by proxy. Each individual elected or appointed as a Trustee of the Trust shall by such election or appointment also be elected or appointed, as the case may be as a Trustee of each Series of the Trust then in existence. The election or appointment of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration.


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        2.3 Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting except in the event of removal for cause) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees or the holders of two-thirds of the Shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

        2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders. However, if after filling the vacancy, more than one-third of the Trustees have not been elected by the Shareholders of the Trust, such appointment is subject to ratification by the Shareholders of the Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

        2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed not less than 4 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. a quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration of Trust, any action of The Trustees May be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without meeting by written consent of a majority of the Trustees.

        Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.



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        With respect to actions of the Trustees and any committee of the
Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

        All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications systems shall constitute presence in person at such meeting.

        2.6. Officers. The Trustees shall annually elect a President, a Secretary and a Treasurer and may elect a Chairman. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

                                   ARTICLE III

                               Powers of Trustees

        3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust or any Series thereof to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust or any Series thereof. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

        3.2. Investments. The Trustees shall have power, subject to the fundamental Policies in effect from time to time with respect to the Trust or a particular sub-trust, to:

        (a) manage, conduct, operate and carry on the business of a investment company;

        (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investment of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

        3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series thereof, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may




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determine, provided that the interest of the Trust or any Series thereof therein is appropriately protected

        The right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been, executed and delivered.

        3.4. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the applicable Series of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

        3.5. Borrowing Money. Subject to the Fundamental Policies in effect from time to time with respect to the Trust or a particular Series, the Trustees shall have the power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting a security the assets of the Trust of any Series thereof, including the lending of portfolio of securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation; provided, however, that the assets of any particular Series shall not be used as security for a credit extended to any other Series.

        3.6. Delegation Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted to directors of a Massachusetts business corporation and is permitted by the 1940 Act.

        3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust or any Series thereof; to pay claims, including taxes, against the Trust Property, the Trust or any Series thereof, the Trustees or any officer, employee or agent of Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property, the Trust or any Series thereof, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series thereof; and to enter into releases, agreements and other instruments. Except to the extent required for a Massachusetts business corporation, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf the Trust or the Shareholders.

        3.8. Expenses. The Trustees shall have power to incur and pay out the assets or income of the Trust or the appropriate Series thereof, any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The


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Trustees shall fix the compensation of all officers, employees and Trustees. The
Trustees may pay themselves such compensation or special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder on any particular Series, to pay directly, in advance or arrears, for charges to the custodian or transfer, Shareholder servicing or similar agent of such Series, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

        3.9. By-Laws. The Trustees may adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

        3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust or any Series thereof against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust or any Series thereof has dealings, including any advisor, administrator, manager, distributor or selected dealer, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and
(i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

        3.11. Further Powers. The Trustees shall have power to conduct the business of the Trust or any Series thereof and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumental ties of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or any Series thereof although such things at not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series thereof made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power of the Trustees. The Trustees will nut be required to obtain any court order to deal with the Trust Property.


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                                   ARTICLE IV

               Advisory, Management and Distribution Arrangements

        4.1. Advisory and Management Arrangements. Subject to a Majority shareholder vote of the applicable Series, the Trustees may in their discretion from time to time enter into advisory, administration, or management contracts whereby the other party to such contract shall undertake to furnish the Trustees such advisory, administrative and management services, with respect to a Series as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect investment transactions with respect to the assets of any Series on behalf of the Trustees to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

        4.2. Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may adopt and amend or repeal from time to time and implement a plan of distribution pursuant to Rule l2b-1 of the 1940 Act which plan will provide for the payment of specified marketing, distribution and shareholder relations expenses of the Trust and any or all Series and their agents and the agents of such agents. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of the Shares of the Trust or any Series of the Trust to net the Trust not less than the par value per Share, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purpose of the distribution or repurchase of the Shares and any plan of distribution adopted by the Trustees.

        4.3. Parties to Contract. Any contract of the character described in
Section 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, Trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Section 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.


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                                    ARTICLE V

                           Limitations of Liability of
                        Shareholders, Trustees and Others

        5.1. No Personal Liability of Shareholders, Trustees, etc. No shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust or any Series thereof, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property belonging to the applicable Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust or any Series thereof. In any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claims or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. The rights accruing to Shareholder hereunder shall not prevent the Trustees from requiring each Shareholder to pay his pro rata portion of the applicable Series' custodian, transfer, shareholder servicing or similar agent as permitted by Section 3.8 hereof.

        5.2. Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, any Series, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of Trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

        5.3. Mandatory Indemnification. The Trust shall indemnify each of itsfp Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or Trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or the Series in question and furthermore, in the case of any criminal proceeding, he had no reasonable cause to believe that the conduct was unlawful, provided that
(1) no indemnitee shall be indemnified hereunder against any liability to the Trust or any Series or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his position, (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said


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Payment or for any other expenses shall be provided unless there has been a determination that such compromise is in the best interests of the Trust or the Series involved and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust or the Series involved and did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his position and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the Trustee. All determinations that the applicable standards of conduct have been met for indemnification hereunder, or that advance payments in connection with the expense of defending any action shall be authorized, shall be made (a) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (b) in the absence of such a decision, by (i) a majority vote of a quorum consisting of Trustees who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("disinterested non-party Trustees"), or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with clause (b) above.

        The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled. The Trustee may make advance payments in connection with the expense of defending any action with respect to which indemnification might be sought under this Section, provided that the Trustees shall receive a written affirmation of the indemnified indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust or the appropriate Series in the event it is subsequently determined that he is not entitled to such indemnification and provided further that the Trustees determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met:

        (a) the indemnitee shall provide a security for his undertaking,

        (b) the Trust or applicable Series shall be insured against losses arising by reason of any lawful advances; or

        (c) a majority of a quorum of the disinterested non-party, Trustees or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

        5.4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder

        5.5 No Duty of Investigation: Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any


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Series, and every other act or thing whatsoever executed in connection with the
Trust or any Series shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees or agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort or other liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

        5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          Shares of Beneficial Interest

        6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into an unlimited transferable shares of beneficial interest without par value. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and, except as provided in the last sentence of Section 3.8, nonassessable when, the consideration (if any) therefor shall have been received by the Trust.

        6.2. Series Designation. The Trustees, in their discretion from time to time, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments and each of which Series shall be a separate and distinct sub-trust of the Trust. Each Series so established hereunder shall be deemed to be a separate Trust under the provisions of Massachusetts law. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series and to fix and determine the relative rights and preferences as between the different Series. The Trustees shall have exclusive power to add to, delete, replace or otherwise modify any provisions of this Declaration relating to any Shares if prior to adopting any such change the Trustees shall have determined that such change is consistent with the fair and equitable treatment of the affected Shareholders and that Shareholder approval is not required by this Declaration or applicable law or the Trustees shall have obtained

Shareholder approval for such change. All references to Shares in this Declaration shall be deemed to be Shares of any or all Series as the context may require.

        If the Trustees shall create sub-trusts and divide the Shares into one or more Series, the following provisions shall be applicable:

        (a) The number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established are designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any shares of any Series reacquired by the Trust at their discretion from time to time.

        (b) The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

        (c) All consideration received by the Trust for the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derive from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees and Trust for the benefit of the Shareholders of such Series and, subject to the rights of creditors of such Series only, shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and anything so allocated to a Series shall belong to such Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to a particular Series be charged with any liabilities attributable to another Series. Any creditor may look only to the assets of the particular Series with respect to which such person is a creditor for satisfaction of such creditor's debt.

(e) The power of the Trustees to pay dividends and make distributions with respect to any one or more Series shall be governed by Section 9.2 of this Trust. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions. The establishment and designation of any Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the establishment and designation of such Series. Such instrument shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. Any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

        6.3. Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest conferred by their Shares with respect to a particular Series, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of
Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section 11.4). No Shares shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions or upon termination of the Trust or of such Series.

        6.4. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

        6.5. Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares with respect to any series that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interest in such Series of the Trust. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof.

        6.6. Register of Shares. A register shall be kept at the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Series of the Trust. Each such registers shall be conclusive as to who are the holders of the Shares of the applicable Series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

        6.7. Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares of the various Series. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the said shares of the applicable Series. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

        6.8. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

        Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

        6.9. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

                                   ARTICLE VII

                                   Custodians

        7.1. Appointment and Duties. The Trustee shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to each Series of the Trust. Any custodian, acting with respect to one or more Series, shall have authority as agent of the Trust or the Series with respect to which it is acting, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

        (1) to hold the securities owned by the Trust or the Series and deliver the same upon written order;

        (2) to receive and receipt for any moneys due to the Trust or the Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

        (3) to disburse such funds upon orders or vouchers;

        (4) if authorized by the Trustees, to keep the books and accounts of the Trust or the Series and furnish clerical and accounting services;

        (5) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust or the Series; and

        (6) if authorized to do so by the Trustees, to perform any other services permitted by applicable law to be performed by custodians;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of the Series with respect to which the custodian is acting, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

        The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

        7.2. Central Certificate System. Subject to such rules, regulations and order as the commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or the Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within, the system are treated as tangible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the trust.

                                  ARTICLE VIII

                                   Redemption

        8.1. Redemptions. All outstanding Shares of any Series of the Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application by any Shareholder or pursuant to authorization from any Shareholder of a particular Series, redeem or repurchase from such Shareholder outstanding Shares of such Series for any amount per share determined by the application of a formula adopted for such purpose by the Trustees with respect to such Series (which formula shall be consistent with the 1940 Act): provided that (a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Series of the Trust at the time of the repurchase or redemption and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series from time to time.

        8.2. Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

        8.3. Redemptions of Small Accounts. The Trustees shall have the power to redeem Shares of any Series at a redemption price determined in accordance with
Section 8.1, (i) if at any time the total investment in such account does not have a value of at least such minimum amount as may be specified in the Prospectus for such Series from time to time (ii) as provided by Section 3.8, or (iii) to the extent a Shareholder owns Shares equal to or in excess of a percentage of Shares of the Trust or any Series determined from time to time by the Trustees and specified in the applicable Prospectus. In the event the Trustees determine to exercise their power to redeem Shares provided in this
Section 8.3(i), the Shareholder shall be notified that the value of his account is less than the applicable minimum amount and shall be allowed at least 30 days to make an appropriate investment before redemption is processed.

                                   ARTICLE IX

                        Determination of Net Asset Value,
                          Net Income and Distributions

        9.1. Net Asset Value. The net asset value of each outstanding Share of each Series of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act, with respect to each Series. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus with respect to the applicable Series. The power and duty to make the net asset value calculations for any Series may be delegated by the Trustees. The power and duty to make the daily calculations for any Series may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

        9.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders of any Series such proportion of the net profits, surplus (including paid-in surplus), capital, or assets with respect to such Series held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any Series additional Shares of such Series in such manner, at such times, and on such terms as the Trustees may deem proper. Such distribution may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify at the time of declaration. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

        In as much as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provision shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

        9.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                    ARTICLE X

                                  Shareholders

        10.1. Meetings of Shareholders. Meetings of the Shareholders shall be held at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate from time to time. It is contemplated that the Trust will not hold annual meetings of the Shareholders. A Special Meeting of Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust or such Series holding in the aggregate: not less than 51 % of the outstanding Shares of the Trust or Series having voting rights, such request specifying the purpose or purposes for which such meeting is to be called; or, in the case of a meeting for the purpose of voting on the question of removal of any trustee or trustees, upon written request of Shareholders of the Trust holding in the aggregate not less than 10% of the outstanding Shares of the Trust.

        10.2. Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees. Any matter required to be submitted to shareholders and affecting one or more Series shall require separate approval by the required vote of Shareholders of each affected Series; provided, however, that to the extent required by the 1940 Act, there shall be no separate Series votes on the election or removal of Trustees, the selection of auditors for the Trust and its Series or approval of any agreement or contract entered into by the Trust or any Series. Shareholders of a particular Series shall not be entitled to vote on any matter that affects only one or more other Series. There shall be no cumulative voting in the election or removal of Trustees.

        10.3. Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at his registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 60 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

        10.4. Quorum and Required Vote. The holders of a majority outstanding Shares of the Trust present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of the Trust is being taken, and the holders of a majority of outstanding Shares of the applicable Series present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of such Series is being taken. Subject to any provision of applicable law, this Declaration or resolution of the Trustees specifying a greater or lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter and (ii) where a separate vote of any Series is also required or any matter, the affirmative vote of a majority of the Shares of such Series present in person or represented by proxy at the meeting shall be the act of the Shareholders of such Series with respect to such matter.

        10.5. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fractions. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

        10.6. Reports. The Trustees shall cause to be prepared with respect to each Series at least annually and more frequently to the extent required by law a report of operations containing a balance sheet and statement of income and undistributed income of the applicable Series of the Trust prepared in conformity with generally accepted accounting principals and an opinion of an independent public accountant on such financial statements. It is contemplated that separate reports may be prepared for the various Series. Copies of such reports shall be mailed to all Shareholders of record of the applicable Series within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semiannually to the extent required by law, interim reports containing an unaudited balance sheet of the Series as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

        10.7. Inspection of Records. The records of the Trust shall be open to inspection by, Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

        10.8. Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 10.4 consent to the action in writing and the written consents be filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at meeting of Shareholders.

                                   ARTICLE XI

                         Duration: Termination of Trust;
                             Amendment; Mergers, Etc.

        11.1. Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall continue without limitation of time.

        11.2. Termination.

        (a) The Trust may be terminated, after a majority of the Trustees have approved a resolution therefor, upon approval by Shareholders. Any Series may be terminated, after a majority of the Trustees thereof have approved a resolution therefor, upon approval by Shareholders. Upon the termination of the Trust or any Series,

                (i) The Trust or such Series shall carry on no business except for the purpose of winding up its affairs.

                (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property of the Trust or any Series shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders.

                (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnitees and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any Series, in cash or in kind or party each, among the Shareholders of such Series according to their respective rights.

        (b) After termination of the Trust or any Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees shall thereunder be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of such Series shall thereupon cease.

        11.3. Amendment Procedure.

        (a) This Declaration may be amended, after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than a majority of the affected Shares. The Trustees may also amend this Declaration without any vote of Shareholders to divide the Trust into one or more Series or additional Series, to change the name of the Trust on any Series thereof, to make any change that does not adversely affect the relative rights or preferences of any Series or as they may deem necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so.

        (b) No amendment may be made under Section 11.3(a) above, which would change any rights with respect to any Shares of the Trust or any Series thereof by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote of the holders of two-thirds of the Shares of the Trust or such Series. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

        (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

        Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

        11.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and approved by shareholders and any such merger, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. Any Series may so merge, consolidate or effect a sale or exchange of assets, where, and as authorized by the Trustees and approved by Shareholders. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder of the Trust or the Series, as the case may be, who shall vote against such action shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy of dissent from any such action

        11.5. Incorporation. Upon approval by Shareholders, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares of securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporation, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                   ARTICLE XII

                                 Miscellaneous

        12.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of

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
Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

        12.2 Resident Agent. Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth.

        12.3. Governing Law. This Declaration is executed by the trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State and reference shall be specifically made to the business corporation law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

        12.4. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an Original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

        12.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust or any Series thereof, (c) the establishment of any Series, (d) the due authorization of the execution of any instrument or writing, (e) the form of any vote passed at a meeting of Trustees or Shareholders, (f) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (g) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (h) the existence of any fact or facts which in any manner relate to the affairs of the Trust or any Series, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

        12.6. Provisions in Conflict With Law or Regulation.

        (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action then or omitted prior to such determination.

        (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

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
        IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Ronald A. Nyberg                          /s/ Scott E. Martin
--------------------------------              ---------------------------------
Ronald A. Nyberg                              Scott E. Martin


/s/ J. Christopher Jackson
--------------------------------
J. Christopher Jackson



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
                        THE EXPLORER INSTITUTIONAL TRUST

                                    TRUSTEES

                               September 30, 1994

NAME                                          BUSINESS ADDRESS

Ronald A. Nyberg                              One Parkview Plaza
                                              Oakbrook Terrace, IL 60181

Scott E. Martin                               One Parkview Plaza
                                              Oakbrook Terrace, IL 60181

J. Christopher Jackson                        One Parkview Plaza
                                              Oakbrook Terrace, IL 60181




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